Universal Guardian Today Announced That Board Member William Lowe to Facilitate the Cobra StunLight(TM) Roll-Out

2005-03-08 09:25 ET - News Release

NEWPORT BEACH, Calif., March 8 /PRNewswire-FirstCall/ -- Universal Guardian Holdings, Inc. (BULLETIN BOARD: UGHO) , a full service provider of nonlethal protection products and security services to protect against terrorist, criminal and security threats to governments and businesses worldwide, today announced that William C. Lowe will resign from the Board of Directors of Universal Guardian to be available to devote greater time to assist Shield Defense in its North American roll-out of the Cobra StunLight(TM).

Mr. Lowe has had several significant executive positions such as CEO of Gulfstream Aerospace, Executive VP of Xerox Corporation and as the President of IBM's Personal Computer Division. Mr. Lowe said, "I have been fortunate to be involved with bringing a number of very significant products successfully to market. I believe that the Cobra StunLight(TM) is an industry defining product and I am pleased to participate in Shield Defense's efforts."

Mr. Lowe continued, "Based on the numerous discussions I have had with several law enforcement agencies, I expect the market roll-out of the Cobra StunLight(TM) to proceed rapidly as a very attractive alternative in our target market."

"Bill Lowe's experience as an industry leader will assist our marketing team as we roll-out the Cobra StunLight(TM) to Law Enforcement, Military and Professional Security organizations," stated Michael Skellern, Universal CEO.

Mr. Skellern continued, "In order to further focus on the marketing of our Cobra StunLight(TM), Dennis Cole has resigned his position as President of Shield Defense and as a board member of Universal. Dennis will concentrate his efforts on offering his nonlethal experience to the law enforcement sector."

The Company has received numerous Cobra StunLight(TM) requests from metropolitan police departments, campus law enforcement agencies and very large professional security organizations over the past few weeks and Mr. Cole and Lowe will take the lead in responding to these inquiries.

About Shield Defense International

Shield Defense International (SDI), a wholly-owned subsidiary of Universal Guardian Holdings, Inc., designs and produces non-lethal weapons and systems that provide law enforcement, military, professional security and consumers with multiple use-of-force options to address appropriate threat conditions in today's growing global security and terrorist environments. http://www.shielddefense.com/

About SecureRisks Limited

SecureRisks, a wholly owned subsidiary of Universal Guardian Holdings, Inc, is a London based global security company providing practical business risk solutions and strategic and tactical security to governments, multi-national businesses, brand owners and financial institutions worldwide. Secure Risks operates from regional hubs located in London, Los Angeles, Zurich, Caracas, Dubai, Kabul, Cape Town, Islamabad, Singapore, Jakarta, and Hong Kong. http://www.securerisks.com/

About Universal Guardian Holdings, Inc.

Universal Guardian Holdings, Inc. (UGHO) and its subsidiary companies provide a comprehensive range of security products, systems and services designed to protect against terrorist and security threats to corporate and government assets. From strategic and tactical security services, business risk solutions, interoperable security systems, to non-lethal defense products, UGHO companies cover a broad spectrum of security applications for government and industry from corporate operations on every continent. http://www.universalguardian.com/

Safe Harbor Statement:

This news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including those detailed from time to time in Universal Guardian Holdings, Inc.'s reports filed with the Securities and Exchange Commission. There can be no assurance that actual results will not differ materially from expectations. These risks factors include potential customer interest in the sale and production of Cobra StunLight(R) and Python Defender(TM).

Further information is available on the Company's website: http://www.universalguardian.com/

Investor Relations Contact:
Investor Relations
Universal Guardian Holdings, Inc.
4695 MacArthur Court., Suite 300
Newport Beach, CA USA 92626
+ 1 949. 861.8295 ext. 211

Company Contact:
Michael J. Skellern, Chief Executive Officer
Universal Guardian Holdings, Inc.
4695 MacArthur Court, Suite 300
Newport Beach, CA USA 92626
+ 1 949. 861.8295

(Photo: http://www.newscom.com/cgi-bin/prnh/20050303/LATH061 )

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Universal Guardian Holdings, Inc.

CONTACT: Investor Relations, ext. 211, or Michael J. Skellern, Chief
Executive Officer, both of Universal Guardian Holdings, Inc., +1-949-861-8295

Web site: http://www.shielddefense.com/

Web site: http://www.securerisks.com/

Web site: http://www.universalguardian.com/